Exhibit 5.1

[Wachtell, Lipton, Rosen & Katz letterhead]

[    ], 2020

WESCO International, Inc.
225 West Station Square Drive, Suite 700
Pittsburgh, PA 15219

Ladies and Gentlemen:

We have acted as special counsel to WESCO International, Inc., a Delaware corporation (“WESCO”), in connection with the Registration Statement on Form S-4 (File No. 333-[      ]) (as amended, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to (i) 8,317,621 shares of common stock, par value $0.01 per share, of WESCO (the “Common Shares”), (ii) 22,055,403 depositary shares (evidenced by depositary receipts) (the “Depositary Shares”), each representing a 1/1,000th interest in a share of a newly created class of Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series A, liquidation preference $25,000 per share, of WESCO (the “Series A Preferred Stock”), in each case to be issued in connection with the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 10, 2020, among WESCO, Warrior Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of WESCO (“Merger Sub”), and Anixter International Inc., a Delaware corporation (“Anixter”), pursuant to which Merger Sub will be merged with and into Anixter, with Anixter surviving the merger as a wholly owned subsidiary of WESCO, and (iii) 22,056 shares of Series A Preferred Stock of WESCO to be issued to the Depositary (as defined below) in connection with the merger contemplated by the Merger Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records, agreements, certificates and other instruments and facts and such matters of law, in each case, as we have deemed necessary or appropriate for the purposes of this opinion, including (i) the Registration Statement, (ii) the Merger Agreement, including the form of Certificate of Designations of the Series A Preferred Stock attached as Annex E thereto, and (iii) the Form of Deposit Agreement, among WESCO, Computershare Inc. and Computershare Trust Company, N.A., acting jointly as the depositary (the “Depositary”), and the holders from time to time of the depositary receipts evidencing the Depositary Shares (the “Deposit Agreement”) attached as Annex [    ] to the Registration Statement, and the form of depositary receipt described therein (collectively, the “Transaction Documents”).

In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the legal capacity of all individuals executing such documents. We have also assumed the valid authorization, execution and delivery of each of the Transaction Documents by each party thereto (other than WESCO), and we have assumed that each such other party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such other party has the legal capacity, power and authority to perform its obligations thereunder and that each of the Transaction Documents constitutes the valid and binding obligation of all such other parties, enforceable against them in accordance with its terms.

In rendering this opinion, we have relied, with your consent, upon oral and written representations of officers of WESCO and certificates or comparable documents of officers of WESCO and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates.

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.
When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Securities Act and such effectiveness shall not have been terminated or suspended, and (ii) the Common Shares have been duly issued and delivered as provided in the Merger Agreement and as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and nonassessable.

2.
When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Securities Act and such effectiveness shall not have been terminated or suspended, (ii) a Certificate of Designations to the Restated Certificate of Incorporation of WESCO with respect to the Series A Preferred Stock substantially in the form of the form of Certificate of Designations of the Series A Preferred Stock attached as Annex B to the Registration Statement has been duly filed with the Secretary of State of the State of Delaware and shall have become effective, and (iii) the Series A Preferred Stock has been duly issued and delivered as provided in the Merger Agreement and as contemplated by the Registration Statement and the Deposit Agreement, the Series A Preferred Stock will be validly issued, fully paid and nonassessable.

3.
When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Securities Act and such effectiveness shall not have been terminated or suspended, (ii) the Deposit Agreement has been duly authorized, executed and delivered by WESCO and duly executed and delivered by the Depositary, (iii) a Certificate of Designations to the Restated Certificate of Incorporation of WESCO with respect to the Series A Preferred Stock substantially in the form of the form of Certificate of Designations of the Series A Preferred Stock attached as Annex B to the Registration Statement has been duly filed with the Secretary of State of the State of Delaware and shall have become effective, (iv) the Series A Preferred Stock has been duly issued and delivered as provided in the Merger Agreement and as contemplated by the Registration Statement and the Deposit Agreement, and (v) the depositary receipts evidencing the Depositary Shares have been duly executed and delivered by the Depositary in the manner set forth in the Deposit Agreement, and (vi) the Depositary Shares have been duly issued and delivered as provided in the Merger Agreement and as contemplated by the Registration Statement and the Deposit Agreement, the Depositary Shares will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of New York and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the federal securities laws of the United States, the laws of the State of New York, and the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) as in effect on the date hereof.

The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), and (c) an implied covenant of good faith and fair dealing. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Transaction Documents or in any other agreement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the references to our name therein, as well as under the heading “Legal Matters” in the related proxy statement/prospectus.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  We assume no obligation to advise you or any other person or to make any investigation, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein.

Very truly yours,